Exhibit 4.32

CERTIFICATE OF RETIREMENT

OF

51,769,784 SHARES OF CLASS B COMMON STOCK

OF

AMC ENTERTAINMENT HOLDINGS, INC.

Pursuant to Section 243(b)

of the General Corporation Law

of the State of Delaware

AMC Entertainment Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES as follows:

1.Pursuant to the Corporation’s Third Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on December 17, 2013, the Corporation is authorized to issue 75,826,927 shares of Class B common stock, with a par value of $0.01 per share (the “Class B Common Stock”).
2.On November 5, 2018, the Corporation filed a Certificate of Retirement with the Secretary of State of Delaware retiring 24,057,143 shares of Class B Common Stock that were repurchased by the Corporation resulting in 51,769,784 shares of Class B Common Stock outstanding.
3.A portion of the 51,769,784 outstanding shares of Class B Common Stock have been forfeited by the holder of the Class B Common Stock (the “Holder”) and the remainder have been converted by the Holder into shares of Class A common stock of the Corporation and the Third Amended and Restated Certificate of Incorporation of the Corporation provides that such shares of Class B Common Stock may not be reissued by the Corporation.
4.The Board of Directors of the Corporation has adopted resolutions retiring the 51,769,784 shares of Class B Common Stock that have been repurchased by the Corporation.
5.Accordingly, pursuant to the provisions of Section 243(b) of the General Corporation Law of the State of Delaware, upon the filing of this Certificate of Retirement, the Third Amended and Restated Certificate of Incorporation of the Corporation shall be amended so as to reduce the total authorized number of shares of the capital stock of the Corporation by 51,769,784 shares, such that the total number of authorized shares of the Corporation shall be 574,173,073 such shares consisting of 524,173,073 shares designated Class A Common Stock, 0 shares designated Class B Common Stock, and 50,000,00 shares designated Preferred Stock.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Retirement to be signed by its duly authorized officer, this 24th day of February, 2021.

AMC ENTERTAINMENT HOLDINGS, INC.

By: ___/s/ Kevin Connor_______________________________

Name: Kevin Connor

Title: Senior Vice President, General Counsel and Secretary